UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

INTUITIVE MACHINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13467 Columbia Shuttle Street Houston, Texas	77059
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 520-3703

N/A

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 3, 2025, Intuitive Machines, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, Intuitive Machines, LLC, a Delaware limited liability company and subsidiary of the Company (“Purchaser”), Vantor Holdings Inc., a Delaware corporation (“Seller”), Galileo TopCo, Inc., a Delaware corporation (“Seller Parent”), and Lanteris Space Holdings LLC, a Delaware limited liability company (“Lanteris”). Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions therein, Purchaser will purchase from Seller 100% of the issued and outstanding membership interests of Lanteris (the “Acquisition”).

Consideration

Subject to the terms and conditions of the Purchase Agreement, the purchase consideration payable to Seller at the closing will consist of (i) a number of newly issued shares valued at $350 million (the “Stock Consideration”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), and (ii) $450 million in cash (the “Cash Consideration”),in each case, subject to adjustment as set forth in the Purchase Agreement. The Stock Consideration will be issued at $12.34 per share of Common Stock, representing the volume weighted average price of the Common Stock for the ten consecutive trading day period ended October 31, 2025. Under the Purchase Agreement, the Stock Consideration may not exceed 19.99% of the Company’s issued and outstanding shares of Common Stock as of immediately prior to the closing of the Acquisition and may not exceed 19.99% of the voting power of the Company’s equity interests outstanding prior to the issuance of the Stock Consideration, with the Cash Consideration to be increased by the amount the Stock Consideration amount is to be reduced under such provision.

Conditions to Closing

Under the terms of the Purchase Agreement, the completion of the Acquisition is subject to certain closing conditions, including without limitation: (i) the absence of any law, injunction, judgment or ruling of any governmental authority that would prevent or make illegal the consummation of the Acquisition; (ii) the expiration of the waiting period applicable to the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the shares of Common Stock to be issued as Stock Consideration being listed on the Nasdaq, (iv) the accuracy of the parties’ respective representations and warranties in the Purchase Agreement, subject to specified materiality qualifications; (v) compliance by the parties with their respective covenants in the Purchase Agreement in all material respects; and (vi) the absence of a material adverse effect with respect to the Company or Lanteris.

The Company’s Board of Directors has unanimously approved the Purchase Agreement. The completion of the Acquisition does not require approval of the Company’s stockholders.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties and covenants made by each of the Company, the Purchaser, the Seller, Seller Parent and Lanteris, including, among others, covenants regarding the conduct of the Company’s and Lanteris’s business during the pendency of the transactions contemplated by the Purchase Agreement, public disclosures and other matters. Seller and Seller Parent are required, among other things, not to solicit alternative business combination transactions with respect to Lanteris. The representations and warranties in the Purchase Agreement will not survive the closing.

Termination Rights

The Purchase Agreement provides for customary termination rights for Purchaser and Seller including, among other things, (i) by mutual consent; (ii) if the Acquisition has not been consummated on or before August 3, 2026, subject to a 90-day extension under certain circumstances; (iii) by either Purchaser or Seller if there is a law or regulation making the Acquisition illegal or a final and non-appealable injunction or order permanently enjoining or prohibiting the consummation of the Acquisition; and (iv) by the Purchaser or Seller if Seller or Lanteris (in the case of termination by Purchaser) or Purchaser (in the case of termination by Seller) breaches its representations or fails to perform its covenants such that the conditions to closing fail to be satisfied (subject to a cure period).

Transitional Services Agreement

The Purchase Agreement contemplates that, at the closing of the Acquisition, Seller and Lanteris will enter into a Transitional Services Agreement, pursuant to which Seller has agreed to continue to provide or procure the provision of certain services, only on a transitional basis and in relation to specified business activities of Lanteris, for payment amounts set forth therein.

Lock-Up

The Purchase Agreement restricts the Seller from transferring 50% of the Stock Consideration for the first 180 days following the closing date of the Acquisition and from transferring the remaining 50% of the Stock Consideration for the first 365 days following the closing date of the Acquisition.

Registration Rights Agreement

The Purchase Agreement contemplates that, at the closing of the Acquisition, the Company and Seller will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Seller will have certain registration rights, including the right to initiate up to three underwritten public offerings, and piggyback registration rights relating to the Stock Consideration.

The foregoing description of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed as Exhibit 2.1 and 10.1 hereto, respectively, and are incorporated by reference herein.

The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser, the Seller, Seller Parent or Lanteris. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by each of the Company and the Purchaser, on the one hand, and the Seller, Seller Parent and Lanteris, on the other hand, to each other in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterization of the actual state of facts about the Company, the Purchaser, the Seller, Seller Parent or Lanteris.

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2025, the Company issued a press release announcing certain financial results for the fiscal quarter ended September 30, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Stock Consideration to be issued to Seller in connection with the Acquisition will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2025, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Membership Interest Purchase Agreement, dated November 3, 2025, by and among Intuitive Machines, Inc., Intuitive Machines, LLC, Vantor Holdings Inc., Galileo Topco, Inc., and Lanteris Space Holdings LLC.

10.1	Form of Registration Rights Agreement, by and among Intuitive Machines, Inc. and the other parties thereto.

99.1	Press Release, dated November 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2025	INTUITIVE MACHINES, INC.

	By:	/s/ Stephen Altemus
	Name:	Stephen Altemus
	Title:	Chief Executive Officer and President